10.02

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    THIS DOCUMENT IS ALSO A FIXTURE FILING IN ACCORDANCE WITH
                         NRS 104.9402(6)

                          DEED OF TRUST
               ASSIGNMENT OF RENTS AND ROYALTIES,
           SECURITY AGREEMENT AND FINANCING STATEMENT
                            (NEVADA)

     THIS DEED OF TRUST WITH ASSIGNMENT OF RENTS AND ROYALTIES, SECURITY AGREEMENT AND FINANCING STATEMENT (the "Deed of Trust"), is made as of the 10th day of April, 1997, by ALTA GOLD CO., a Nevada corporation, herein called "Trustor", whose mailing address is 601 Whitney Ranch Drive, Suite 10, Henderson, Nevada 89014, in favor of FIRST AMERICAN TITLE COMPANY OF NEVADA, a Nevada corporation, as trustee, herein called "Trustee", whose address is 241 Ridge Street, Reno, Nevada 89504, for the benefit of BHF-BANK AKTIENGESELLSCHAFT, NEW YORK BRANCH with its principal office at 590 Madison Avenue, New York, New York 10022-2540 ("BHF") and GERALD METALS, INC., a Delaware corporation with an office located at 6 High Ridge Park, Stamford, Connecticut 06905 ("Gerald" and together with BHF, each a "Beneficiary" and collectively the "Beneficiaries"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the "Loan Agreement" (as defined below).

                       W I T N E S S E T H

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Trustor hereby irrevocably grants, transfers and assigns to Trustee in trust with power of sale and right of entry and possession, all right, title and interest which Trustor presently has or may hereafter acquire in and to certain mining claims, easements, rights of way and water rights, consisting of patented mining claims, unpatented mining claims, unpatented millsite claims (and any amendments or relocations of such unpatented mining and millsite claims) and water rights, on properties (the "Mining Property") located in Elko and White Pine Counties, Nevada, as more particularly described in EXHIBITS A AND B hereto and made a part hereof;

     TOGETHER with all precious and non-precious metals and other mineral deposits, ore in place or otherwise, water and water rights (including, without limitation, the water rights permits described in EXHIBITS A AND B hereto), leases covering any of the Mining Property, assignable governmental permits, easements, royalties in favor of Trustor, revenues, rents, issues, proceeds, including cash proceeds, and profits thereof, said items to be collectively a part of and included in the term "Mining Property"; subject, however, to the right, power and authority hereinafter given

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to and conferred upon each Beneficiary to collect and apply such rents, royalties, issues, revenues and profits.

     FOR THE PURPOSE OF SECURING:

          I. Full and timely payment and performance by Trustor of each and every agreement, covenant, term and condition of (i) that certain Loan Agreement of even date herewith among Trustor and each Beneficiary (as amended, hereinafter referred to as the "Loan Agreement"); (ii) that certain Refining Agreement of even date herewith between Trustor and Gerald (as amended, the "Refining Agreement"); (iii) that certain Trading Agreement of even date herewith between Trustor and Gerald (as amended, the "Trading Agreement"), (iv) that certain Secured Promissory Note of even date herewith issued by Trustor to BHF pursuant to the Loan Agreement and that certain Secured Promissory Note of even date herewith issued by Trustor to Gerald pursuant to the Loan Agreement (each a Note and, collectively, the "Notes"); and (v) all other agreements and instruments now or hereafter securing either of the Note or the Loan Agreement (the documents referred to in the immediately preceding clauses (i) through (v), inclusive, collectively the "Loan Documents" and individually as a "Loan Document").

          II. Full and timely performance of each agreement of Trustor herein contained.

          III. Full and timely performance by Trustor of all the terms, conditions, agreements and obligations in the Loan
Documents.

          IV. Full and timely payment of all monies which become due and payable to either Beneficiary or Trustee under the provisions of this Deed of Trust.

     TRUSTOR REPRESENTS AND WARRANTS THAT:

          Trustor is the sole owner of the Mining Property and there are no liens or encumbrances affecting the Mining Property which have been created by, through or under Trustor, other than the lien of this Deed of Trust which shall be and remain a first lien on the Mining Property (subject only to (i) in the case of unpatented mining claims, the paramount title of the United States of America and the requirements of a valid discovery and
(ii) liens imposed by a governmental authority for taxes, assessments or charges not yet due.

     TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR
AGREES:

          A. To keep the Mining Property in good condition and repair; not to remove or demolish any structure or improvement used in the operation of the Mining Property, except in the ordinary course; to complete or restore promptly and in a good and workmanlike manner any structure and improvement which may be constructed, damaged or destroyed thereon, except in the ordinary course; to comply with all material and applicable laws affecting the Mining Property or requiring any alterations or improvements to be made thereon; and not to commit, suffer or permit any act upon the Mining Property in violation of a material and applicable law (except that, in the case of any violation of health and safety laws or environmental laws, the violation shall not

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be a default so long as Trustor is diligently effecting a cure of the same) or which could invalidate any insurance coverage on the Mining Property; not to abandon any mining claims other than non-millsite claims with no proven reserves and as to which the prior written consent of each Beneficiary has been obtained, which consent will not be unreasonably withheld.

          B. To provide, maintain and deliver to each Beneficiary fire and extended coverage insurance on the structures located on the Mining Property in a sum no less than the value thereof with loss payable to Beneficiaries, as their respective interests appear, in such form, for such periods and written by such companies as may be reasonably satisfactory to Beneficiaries; all such policies shall provide for at least thirty (30) days' written minimum cancellation notice to each Beneficiary; Trustor shall furnish each Beneficiary with certificates or other evidence satisfactory to such Beneficiary of compliance with the foregoing insurance provisions.

          C. To appear in and defend any action or proceeding purporting to affect the security hereof, and to pay all costs and expenses of all parties, including each beneficiary and, including cost of evidence to title and attorneys' fees, in any such action or proceeding in which any Beneficiary or Trustee may appear, and in any suit brought by any Beneficiary to foreclose or enforce any provisions of this Deed of Trust.

          D. To pay, at least ten (10) days before delinquency, all claim maintenance fees, taxes and assessments affecting the Mining Property and, when due, all material encumbrances, charges and liens on the Mining Property or any part thereof, with interest, which appear to be prior or superior hereto, except permitted liens as set forth in EXHIBIT C hereto, and provided that Trustor shall have the right to contest the same.

          E. To pay immediately upon notice all sums expended by any Beneficiary or Trustee pursuant to the provisions of this Deed of Trust (including, without limitation, expenses incurred under paragraph 6 below), with interest from date such notice is given, at the Default Rate (as provided in the Loan Agreement); provided, however, all agreements between Trustor and Beneficiaries are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Beneficiaries for the use, forbearance or detention of indebtedness evidenced or secured hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Deed of Trust shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Trustor and Beneficiaries in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If, from any circumstance whatsoever, fulfillment of any provision hereof or of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances Beneficiaries should ever receive as interest an amount which would exceed the highest lawful rate such amount which would be excessive interest shall be applied to the reduction of the principal balances of the Notes and not to the payment of interest. This

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provision shall control every other provision of all agreements between Trustor and Beneficiaries in connection with the transactions provided for in the Loan Documents.

          F. Should Trustor fail to make any payment or to do any act as herein provided, then any Beneficiary or Trustee, but without obligation to do so, and upon twenty (20) days' written notice or demand upon Trustor, and without releasing Trustor from any obligation hereof, Trustee or such Beneficiary may make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, such Beneficiary or Trustee being authorized to enter upon the Mining Property for such purposes, to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of such Beneficiary or Trustee, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto, except permitted liens as set forth in EXHIBIT C hereto, and, in exercising any such powers, to pay (or reimburse each Beneficiary for) necessary expenses, employ counsel and pay reasonable counsel fees.

          G. To perform all work on the Mining Property in a good workmanlike and minerlike manner; to comply in all material respects with all applicable laws, rules and regulations of any governmental agency, whether state or federal, including, without limitation, all laws, rules and regulations relating to the maintenance and reclamation of the Mining Property to the extent that such is required for activities conducted during the term hereof; and to perform all work, including required reclamation, in a timely fashion and hold such Beneficiary and Trustee harmless from any liability therefor.

          H. Subject to permitted liens as set forth in EXHIBIT C hereto, to do all things necessary to maintain this Deed of Trust as a prior perfected lien on the Mining Property; and to allow no liens to remain on the Mining Property on account of any debt for materials or services furnished to Trustor for the benefit of the Mining Property during the term hereof.

          I. To hold each Beneficiary and Trustee harmless and indemnify each Beneficiary and Trustee against any claims, losses, damages, expenses and attorneys' fees, and to defend each Beneficiary and Trustee from any suit, claim, judgment or demand whatsoever, relating to or arising out of this Deed of Trust, the Loan Agreement or any transaction contemplated hereby or thereby.

          J. To maintain at its sole expense liability insurance covering the activities on the Mining Property and naming each Beneficiary and Trustee as co-insureds. At Trustor's sole option, such insurance may be by way of endorsement to Trustor's general liability insurance or by separate policy. Such policy shall have personal injury limits of not less than One Million Dollars ($1,000,000) per person and Two Million Dollars ($2,000,000) per accident, and Six Million Dollars ($6,000,000) umbrella coverage. All such policies shall be prepaid annually in advance and shall provide for at least ten (10) days' written minimum cancellation notice to each Beneficiary; Trustor shall furnish each Beneficiary with certificates or other evidence satisfactory to such Beneficiary of compliance with the foregoing insurance provisions. Each Beneficiary and Trustee shall be provided with a copy of the insurance policy in force within ten
(10) days of the receipt of such policy by Trustor.

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          K.  To pay maintenance fees or perform such labor as is
required to maintain all unpatented mining claims included in the Mining Property, to timely record and file appropriate proofs thereof with the County Recorders of Elko and White Pine
Counties, Nevada, the United States Bureau of Land Management, and such other place or places as may be required from time to time and to furnish to each Beneficiary and Trustee appropriate proofs of such payment or performance. As to unpatented millsite claims, Trustor shall timely record and file with the County Recorders of Elko and White Pine Counties, Nevada, the United States Bureau of Land Management and such other place or places as may be required from time to time and shall furnish to Beneficiary and Trustee appropriate proofs of such payment or performance.

          In the event of the repeal or substantial modification of the current General Mining Law during the life of this Deed of Trust with Assignment of Rents and Royalties, Security Agreement and financing statement, such that the interest of Trustor hereunder is modified, reduced or transformed, Trustor shall consult with Beneficiary to determine how best to preserve the interests of Beneficiary hereunder. Trustor shall take no action as a result of such repeal or substantial modification without the written consent of each Beneficiary having been first obtained, such consent not to be unreasonably withheld.

          L. If any state, federal, municipal or other governmental law, order, rule or regulation, passed subsequent to the date hereof, in any manner changes or modifies existing laws governing the taxation of deeds of trust or debts secured by deeds of trust, or the manner of collecting taxes so as to materially and adversely affect the rights of any Beneficiary, the entire balance of the indebtedness and other sums secured by this Deed of Trust and all interest accrued thereon shall (unless Trustor makes such Beneficiary whole) upon thirty (30) days' notice become due and payable forthwith at the option of such Beneficiary.

     IT IS MUTUALLY AGREED THAT:

          1. The parties to this Deed of Trust agree that their rights and obligations under this Deed of Trust and under the Loan Agreement and the Notes shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without giving effect to the conflicts-of-law rules and principles of such state. The parties further agree and stipulate that the State of New York has a substantial relationship to the parties and to the underlying transactions secured by this Deed of Trust. Notwithstanding the foregoing, the parties agree that:

          (a) The procedures governing the enforcement by any Beneficiary of the provisional remedies against Trustor, including by way of illustration but not limitation, actions for replevin, for claim and delivery of property, for injunctive relief or for the appointment of a receiver shall be governed by the laws of the State of Nevada;

          (b) Trustee shall comply with applicable Nevada law to the extent required in connection with the foreclosure of the security interests and liens created

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     hereby; provided, however, that this subparagraph shall
     in no event be construed to provide that the substantive law of the State of Nevada shall apply to the indebtedness secured by this Deed of Trust or evidenced by the Loan Agreement or any Note, which are and shall continue to be governed by the substantive law of the State of New York. The parties further agree that any Beneficiary may enforce its rights under this Deed of Trust, the Loan Agreement and any Note, including, but not limited to, its rights to sue Trustor, to collect any outstanding indebtedness or to obtain a judgment for any deficiency following foreclosure, in accordance with the laws of the State of New York, and Trustor hereby waives, to the maximum extent permitted by applicable law, any rights which it may have under anti-deficiency legislation. Trustor agrees to pay all reasonable attorneys' fees and legal expenses incurred in enforcing the rights, powers and remedies of Trustee and each Beneficiary under this Deed of Trust.

          2. Notwithstanding anything contained herein which may be to the contrary, this Deed of Trust, the Loan Agreement, any agreement, deed of trust or other document referred to herein by reference, whether specifically or generally, and the transactions contemplated hereby do not and will not constitute, create, indirect, actual or practical ownership of Trustor by any Beneficiary, or control, affirmative or negative, direct or indirect, by any Beneficiary over the programming, management, or any other aspect of the day-to-day operation of Trustor, which control remains in Trustor, its shareholders and board of directors.

          3. By allowing payment of any sum secured hereby after its due date, neither Beneficiary waives its rights either to require prompt payment when due of all other sums so secured or to declare default for failure to pay such other sums when due.

          4. Upon written request of each Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust and a copy of the Notes and Loan Agreement marked "Paid" and certified to be a true and correct copy by each Beneficiary to Trustee, and upon payment of its fees, Trustee shall reconvey to Trustor, without warranty, the real property then held hereunder.

          5. Trustor hereby gives to and confers upon each Beneficiary the right, power and authority, during the continuance of this Deed of Trust, to collect the rents, royalties due to Trustor, issues and profits of the Mining Property. Prior to the occurrence of any Event of Default (as that term is herein defined) by Trustor, Trustor shall have a license to collect and retain such rents, royalties, issues and profits as they become due and payable, which license shall be terminable at the sole option of either Beneficiary upon the occurrence and during the continuance of any Event of Default.

          6. Upon the occurrence of any Event of Default, each Beneficiary may, upon twenty (20) days' written notice, either in person, by agent or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness or obligations secured hereby, enter upon and take possession of the Mining Property or any part thereof in its own name, sue for or otherwise collect such rents, royalties, issues and profits, including those

                               -6-

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past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness or obligation secured hereby, in such order as such Beneficiary may determine.

          7. It is understood and agreed that neither the foregoing assignment of rents and royalties, issues and profits to any Beneficiary nor the exercise by such Beneficiary of any of its rights or remedies under this Deed of Trust, shall be deemed to make such Beneficiary "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mining Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until such Beneficiary, in person or by agent, assumes actual possession thereof; nor shall the appointment of a receiver for the Mining Property by any court, either at the request of such Beneficiary or by agreement with Trustor, or the entering into possession of the Mining Property or any part thereof by such receiver be deemed to make such Beneficiary "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mining Property or the use, occupancy, enjoyment or operation of all or any portion thereof. Further, the entering upon and taking possession of the Mining Property, the collection of such rents, royalties, issues and profits, and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

          8. The following definitions shall apply for purposes of this paragraph 8 and paragraphs 9, 10, 11 and 12 below:

          (a) "Environmental Laws" shall mean and include each and every federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereafter enacted, promulgated or issued, with respect to any Hazardous Materials (as hereinafter defined), drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells, but taking into account exceptions and exclusions applicable to the mining industry in general. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes and regulations promulgated thereunder as well as any amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. Sec. 9601
     ET SEQ.); (ii) the Resource Conservation and Recovery
     Act of 1976 (42 U.S.C. Sec. 6901 ET SEQ.); (iii) Hazardous Materials Transportation Act (49 U.S.C. Sec. 1801 ET SEQ.);
     (iv) the Toxic Substances Control Act (15 U.S.C. Sec. 2061 ET SEQ.); (v) the Clean Water Act (33 U.S.C. Sec. 1251 ET SEQ.); (vi) the Clean Air Act (42 U.S.C. Sec. 7401 ET SEQ.); (vii) the Safe Drinking Water Act (21 U.S.C.
     Sec. 349; 42 U.S.C. Sec. 201 and Sec. 300f ET SEQ.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. Sec. 4321); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42
     U.S.C.); and (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. Sec. 1101 ET SEQ.).

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          (b)  "Hazardous Materials" shall mean each and
     every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law but taking into account exceptions and exclusions applicable to the mining industry in general. Without limiting the generality of the foregoing, the term shall mean and include:

               (i)  "chemical substance or mixture" as
          defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder;

               (ii)  "hazardous materials" as defined in the
          Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder;

               (iii)  "hazardous substances" as defined in
          the Comprehensive Environmental Response,
          Compensation and Liability Act of 1980, the
          Superfund Amendment and Reauthorization Act of
          1986, or Title III of the superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder;

               (iv)  "hazardous waste" as defined in the
          Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;

          (c) "Indemnified Parties" shall mean Trustee, each Beneficiary, their respective parent, subsidiaries and affiliates, each of their respective shareholders, directors, officers, employees and agents, and the successors and assigns of any of them; and "Indemnified Party" shall mean any one of the Indemnified Parties.

          (d) "Release" shall mean any reportable spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, or discarding, burying, abandoning, or disposing into the environment.

          (e) "Threat of Release" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

          9. Trustor represents and warrants to Trustee and each Beneficiary as follows:

          (a)  To Trustor's knowledge, no condition,
     activity or conduct currently exists on or in connection with the Mining Property which constitutes a material violation of any Environmental Law.

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

          (b) During Trustor's ownership and, to Trustor's knowledge prior to its ownership, there has been no Release or Threat of Release of any Hazardous Materials on, upon or into the Mining Property which have not been corrected, nor, to Trustor's knowledge, has there been any such Release or Threat of Release of any Hazardous Materials on, upon or into any real property in the vicinity of the Mining Property which, through soil or groundwater migration, could reasonably be expected to come to be located on the Mining Property.

          (c) To Trustor's knowledge, there are no existing or closed underground storage tanks on the Mining
     Property.

          (d) To Trustor's knowledge, none of the following are or will be located in, on, under or constitute a part of the Mining Property: asbestos or asbestos-containing material in any form or condition; urea formaldehyde insulation; transformers or other equipment which contain dicletric fluid containing polychlorinated biphenyls; or leaded paint.

          (e) To Trustor's knowledge, there are no existing or closed sanitary landfills (other than any existing, licensed and active sanitary landfill on the Mining Property), solid hazardous waste disposal sites, or hazardous waste treatment, storage or disposal facilities on or affecting the Mining Property.

          (f) No notice has been issued to Trustor by any agency, authority, or unit of government that Trustor has been identified as a potentially responsible party under any Environmental Laws with respect to the Mining Property.

          (g)  There exists no investigation, action,
     proceeding, or claim by any agency, authority, or unit of government or by any third party which could result in any material liability, penalty, sanction, or judgment under any Environmental Law with respect to any condition, use or operation of the Mining Property.

          (h) There has been no claim by any party that any use, operation, or condition of the Mining Property has caused any nuisance.

          10. Trustor covenants and agrees with Trustee and each Beneficiary that Trustor shall:

          (a) comply in all material respects with all applicable Environmental Laws;

          (b) not store (except in material compliance with all applicable Environmental Laws pertaining thereto), dispose of, Release or allow the Release of any Hazardous Materials on the Mining Property;

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

          (c) neither directly nor indirectly transport or arrange for the transport of any Hazardous Materials
     (except in material compliance with all applicable
     Environmental Laws pertaining thereto); and

          (d)  upon the request of Trustee or any
     Beneficiary, take all reasonable action (including, without limitation, the conducting of environmental assessments at the sole expense of Trustor in accordance with paragraph 12 below) to confirm that no Hazardous Materials are or ever were stored, Released or disposed of on the Mining Property.

          11. Trustor covenants and agrees, at Trustor's sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Trustee and each Beneficiary) and hold each Indemnified Party harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys', consultants' and experts' fees and disbursements incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against such Indemnified Party or the Mining Property and arising directly or indirectly from or out of:

          (a)  the Release or Threat of Release of any
     Hazardous Materials on, in, under or affecting all or any portion of the Mining Property or any surrounding areas, regardless of whether or not caused by or within the control of Trustor;

          (b)  the violation of any Environmental Laws
     relating to or affecting the Mining Property or Trustor, whether or not caused by or within the control of Trustor;

          (c) the failure of Trustor to comply fully with the terms and conditions of this paragraph 11;

          (d) the violation of any Environmental Laws in connection with other real property of Trustor which gives or may give rise to any rights whatsoever in any party with respect to the Mining Property by virtue of any Environmental Laws;

          (e) the breach of any representation or warranty contained in this paragraph 11; or

          (f)  the enforcement of this paragraph 11,
     including, without limitation (i) the costs of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Mining Property or any surrounding areas, (ii) the costs of any actions taken in response to a Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Mining
     Property or any surrounding areas to prevent or minimize such Release or Threat

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

     of Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and (iii) costs incurred to comply with the Environmental Laws in connection with all or any portion of the Mining Property or any surround areas. Trustee's rights under this paragraph shall be in addition to all other rights of Trustee under this Deed of Trust, and the other documents and payments by Trustor under this paragraph shall not reduce Trustor's obligations and liabilities under any document.

          12. If Trustor receives any notice or obtains knowledge of (i) any potential or known Release or Threat of Release of any Hazardous Materials at or from the Mining Property, notification of which must be given to any governmental agency under any Environmental Law, or notification of which has, in fact, been given to any governmental agency, or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting Trustor and the Mining Property (an "Environmental Complaint") from any person or entity (including, without limitation, the Environmental Protection Agency), which would materially adversely affect Trustor's ability to pay the Obligations, then Trustor promptly shall notify Trustee and each Beneficiary orally and in writing of said Release or Threat of Release or Environmental Complaint. Upon such notification, any Beneficiary may, at its election without regard to whether an Event of Default has occurred, obtain one or more environmental assessments of the Mining Property prepared by a geohydrologist, an independent engineer or other qualified consultant or expert approved by each Beneficiary which evaluates or confirms (i) whether any Hazardous Materials are present in the soil or water at or adjacent to the Mining Property, and (ii) whether the use and operation of the Mining Property comply in all material respects with all applicable Environmental Laws. Environmental assessments may include detailed visual inspections of the Mining Property, including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of the Mining Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the reasonable cost and expense of Trustor.

          13. The following shall be deemed to be events of default hereunder ("Events of Default"):

          (a) The occurrence of any Event of Default under the Loan Agreement, the Refining Agreement, the Trading
     Agreement or any Loan Document;

          (b) Any default in the payment when due of the principal of, or fees or interest on indebtedness evidenced by, any Note;

          (c) Failure by Trustor to timely perform, comply with or observe any term, covenant, agreement or provision contained in this Deed of Trust and such failure shall continue unremedied for a period of twenty (20) days after notice thereof to Trustee by any Beneficiary or such longer period (but in any event not longer than thirty (30) days) as may be required to complete performance of such obligation (but only if such performance is diligently commenced during such twenty
     (20) day period and diligently continued during such longer period, and provided that the delay occasioned by such longer period would not, in the reasonable judgment of such Beneficiary, have a material adverse affect on the financial condition, operations or business taken as a whole of Trustor);

          (d)  Any representation or warranty made by
     Trustor in or in connection with the execution, delivery or performance of this Deed of Trust, the Loan Agreement, any Note, any Loan Document or any agreement, deed of trust or other document referred to herein by reference, whether specifically or generally, shall prove to have been false or misleading in any material respect when made;

          (e)  Any statement made by Trustor or in or
     pursuant to this Deed of Trust, the Loan Agreement, any Note, any Loan Document or any agreement, deed of trust or other document referred to herein by reference, whether specifically or generally, or in any certificate, notification or report furnished pursuant to said documents shall prove to have been false or misleading in any material respect when made;

          (f)  Default with respect to any evidence of
     indebtedness of Trustor, if the effect of such default is to accelerate the maturity of such indebtedness;

          (g)  Institution of judicial or nonjudicial
     foreclosure or other proceedings to enforce any other deed of trust or any junior security interest or other lien or encumbrance, of any kind, upon the Mining
     Property or any portion thereof, including proceedings relating to the underlying property;

          (h) Entry of any judgment against Trustor upon which execution may be entered without being stayed on appeal or dismissed within twenty (20) days thereof on a claim not covered by insurance in an amount which, in the reasonable opinion of any Beneficiary, if Trustor were required to pay such amount, would adversely affect Trustor's ability to pay its indebtedness under the Loan Agreement, any Note, this Deed of Trust, any Loan Document or any other agreement, deed of trust or other document referred to herein by reference, whether specifically or generally, or to perform its other material obligations thereunder;

          (i)  Revocation or material variance of any
     government approval required for the execution and performance of Trustor's obligations under this Deed of Trust, the Loan Agreement, any Note, any Loan Document or any other agreement, deed of trust or other document referred to herein by reference, whether specifically or generally, as determined by any Beneficiary, under this Deed of Trust, the Loan Agreement, any Note, any Loan Document or any other agreement, deed of trust or other document referred to herein by reference, whether specifically or generally;

          (j) This Deed of Trust, the Loan Agreement, any Note, any Loan Document or any other agreement, deed of trust or other document referred to herein by reference, whether specifically or generally or whether partially or wholly, ceases to be in full force and effect or the validity, binding effect or enforceability thereof or any provision thereof has been denied or disaffirmed by any party thereto (other than any Beneficiary) or is declared or becomes void, voidable or unenforceable;

          (k) Without the prior written consent of each Beneficiary, Trustor ceases or threatens to cease, except for normal shutdowns or force majeure, to carry on business or a substantial part of Trustor's property or assets are seized (other than with payment of fair and adequate compensation therefor);

          (l) Failure to perform or observe any material covenant, agreement or obligation undertaken by Trustor in any agreement, lease or license pertaining to the business conducted on the Mining Property (including, without limitation, mineral leases, licenses and tenements), and such default, is not remedied to the reasonable satisfaction of each Beneficiary within twenty (20) days after written notice of the default is given to Trustor by any Beneficiary;

          (m) Cancellation, surrender or voiding of any agreement, lease, license or tenements pertaining to the business conducted on the Mining Property (except a surrender of an agreement, lease or license conditional upon the grant of a substitute, substantially equal and similar document), or, in the reasonable opinion of any Beneficiary, the terms thereof are materially varied to the prejudice of the holders or persons (including Trustor) entitled to the benefit thereof except in accordance with the terms thereof;

          (n) Occurrence of any change in the financial position of Trustor which in the reasonable opinion of any Beneficiary adversely affects in a material and adverse way the ability of Trustor to observe and perform its obligations under this Deed of Trust or any other agreement, deed of trust or other document referred to herein by reference, whether specifically or generally;

          (o) Any encumbrance, sale, lease, assignment or other transfer of any portion of the Mining Property is made by Trustor.

          14. If any Event of Default shall have occurred and be continuing:

          (a) Any Beneficiary may execute or cause Trustee to execute a written notice of such default and of such Beneficiary's election to cause the Mining Property, or any portion thereof, to be sold to satisfy all agreements and obligations hereunder, and shall cause any such notice to be recorded in the Office of the Recorder of each county wherein the Mining Property or some part thereof is situated.

          (b) Notice of sale having been given as then required by law, and not less than the time then required by law having elapsed after recordation of such notice of default, Trustee, without demand on Trustor, may sell the Mining Property at the time and place of sale fixed by it in said Notice of Sale, either as a whole or in separate parcels and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United
     States of America, payable at time of sale.

          (c)  Trustee may postpone sale of all or any
     portion of the Mining Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement.

          (d) Trustee shall deliver to a purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters of facts shall be conclusive proof of the truthfulness thereof.

          (e) Any person, including Trustor, Trustee or any Beneficiary as herein defined, may purchase at such sale.

          (f) After deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including cost of evidence of title and reasonable counsel fees in connection with sale, Trustee shall apply the proceeds of sale to payment of all sums expended under the terms hereof not then repaid with accrued interest at fifteen percent (15%) per annum, all other sums then secured hereby and, the remainder, if any, to the persons entitled thereto.

          (g) Notwithstanding anything to the contrary contained herein, any default by Trustor under any of the Loan Agreement, this Deed of Trust, any Note, any Loan Document or any other agreement or document referred to herein by reference, either specifically or generally, shall constitute a default under each and every of the other agreements or documents described herein.

          15. Upon the occurrence of an Event of Default by Trustor as described herein and after expiration of any period of time provided for in N.R.S. 107.080(2)(c), upon written demand by each Beneficiary, Trustor agrees to execute and deliver within three (3) calendar days, a Deed in Lieu of Foreclosure in a form acceptable to each Beneficiary.

          16. Trustor (as debtor) hereby grants to each Beneficiary (as creditor and secured party) as security for the payment of the Notes and all other sums secured by this Deed of Trust a security interest in all of the following described property presently owned or hereafter acquired wherever the same be situated relating to or arising from the Mining Property: (i) all machinery, apparatus, equipment, severed ores and minerals, dore', slurries, ore stock piles, fittings, fixtures any and all water rights (including, without limitation, water certificate nos. 52895 and 52896) and articles of personal property of every kind and nature whatsoever, including consumable goods, now or hereafter located in or upon the Mining Property or any part thereof, and used or useable in connection with any present or future operation of the Mining Property and now owned or hereafter owned by Trustor or leased by Trustor; together with all building materials, goods and personal property on or off the Mining Property intended to be affixed to or incorporated in the Mining Property but not yet affixed to or incorporated in the Mining Property and any and all rights to (i) general intangibles including all accounts now owned or hereafter acquired, wherever the same be situated; (ii) accounts receivable, contract rights, general intangibles, rents and profits and any other form of obligation requiring the payment of money to Trustor, and any claim by Trustor for any of the foregoing arising from the Mining Property and improvements now or hereafter located thereon; (iii) all assignable licenses, permits, registrations, and governmental approvals; (iv) Leases and Income (as defined below) with respect to the Mining Property; (v) all accessions, parts, attachments, and accessories used or intended for use in connection with any of the foregoing; (vi) proceeds, products, proceeds of hazard insurance and eminent domain proceedings, and condemnation awards of all of the foregoing; and (vii) all substitutions, replacements, repossessions, returns and records of any of the foregoing.

     For the purposes of the foregoing, the following definitions shall apply:

     "Income" shall mean all rents, security or similar deposits, revenues, issues, royalties, earnings, products or proceeds, profits, income and other benefits from the Mining Property.

     "Leases" shall mean any Lease or agreement, written or oral, demising any portion of the Mining Property, now or hereafter existing, and all rights of Trustor thereto or therefrom.

     Trustor shall execute any and all such documents, including without limitation, financing statements pursuant to the Uniform Commercial Code of the State of Nevada as either Beneficiary may request, to preserve and maintain the priority of the lien created hereby on property which may be deemed personal property or fixtures, and shall pay to such Beneficiary on demand any expenses incurred by such Beneficiary in connection with the preparation, execution and filing of documents. Trustor hereby authorizes and empowers each Beneficiary to execute and file, on Trustor's behalf, all financing statements and refilings and continuations thereof as such Beneficiary deems necessary or advisable to create, preserve and protect said lien. This Deed of Trust shall be deemed a security agreement as defined in said Uniform Commercial Code and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be cumulative and (i) as prescribed herein, or
(ii) by general law, or (iii) as to such part of the security which is also reflected in said financing statements by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code, all at either Beneficiary's sole election.

     Trustor and each Beneficiary agree that the filing of financing statements in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing the express declaration and intention of the parties hereto, hereinabove stated, that everything used in connection with the production of income from the Mining Property and/or adapted for use therein and/or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings both legal or equitable shall be regarded as part of the real estate encumbered by this Deed of Trust irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list with any Beneficiary or (iii) any such item is referred to or reflected in any such financing statement so filed at any time. Similarly, the mention in any such financing statement of (1) rights in or to the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for lessening of value or (3) Trustor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the property conveyed hereby, whether pursuant to lease or otherwise, shall never be construed as in anywise altering any of the rights of either Beneficiary as determined by this instrument or impugning the priority of either Beneficiary's lien granted hereby or by any other recorded document, but such mention in a financing statement is declared to be solely for the protection of each Beneficiary in the event any court or judge shall at any time hold with respect to the matters set forth in the foregoing clauses (1), (2) and (3) that notice of either Beneficiary's priority of interest to be effective against a particular class of persons, including but not limited to the federal government and any subdivisions or entity of the federal government, must be filed in the Uniform Commercial Code records.

          17. This Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of the recording hereof in accordance with NRS 104.9402. In connection therewith, the addresses of the Trustor as debtor ("Trustor") and each Beneficiary as secured party (each a "Secured Party") are as set forth on page 1 hereof. The foregoing address of each Beneficiary, as a Secured Party, is also the address from which information concerning the security interest may be obtained by any interested party. Portions of the property subject to this fixture filing as identified in (a) above are or are to become fixtures related to the real estate described on Exhibits A and B to this Deed of Trust.

          18. Trustor will, at its expense, execute, deliver, file and record (in such manner and form as each Beneficiary may require), or permit each Beneficiary to file and record, any financing statements, fixture filing, any carbon, photographic or other reproduction of a financing statement, fixture filing or this Deed of Trust (which shall be sufficient as a financing statement and fixture filing hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that any Beneficiary may request, in order to create, preserve, perfect or validate any security interest hereunder or to enable such Beneficiary to exercise and enforce its rights hereunder with respect to all fixtures included within the Mining Property, and is to be filed for record in the Office of the County Recorder of each county where any part of the real property is situated. Trustor hereby appoints each Beneficiary as Trustor's attorney-in-fact to execute in the name and behalf of Trustor such additional financing statements as such Beneficiary may request. The mailing address of Trustor is set forth on Page l hereof and the address of each

Beneficiary from which information concerning the security interest may be obtained is also set forth on Page 1 hereof.

          19. Subject to the provisions of paragraph 21 below, this Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. In this Deed of Trust whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. To the extent that any provisions hereof conflict with specific provisions of the Loan Agreement, the provisions of the Loan Agreement shall govern.

          20. Each Beneficiary may, from time to time as provided by statute or by a writing signed and acknowledged by such Beneficiary and recorded in the Office of the County Recorder of the county in which the Mining Property or any part thereof as is then affected by this Deed of Trust is situated, appoint another Trustee in place and stead of Trustee herein named, and thereupon, Trustee herein named shall be discharged and Trustee so appointed shall be substituted as Trustee hereunder, with the same effect as if originally named Trustee herein.

          21. Trustor shall not sell, assign, convey, mortgage, pledge, hypothecate or otherwise transfer (i) all or any part of the Mining Property or (ii) all or any part of Trustor's interest therein. Any violation or attempted violation of the provisions of this paragraph 19 shall permit each Beneficiary to declare, at beneficiary's option and with notice to Trustor, a default hereunder.

          22.  EACH OF THE PARTIES WAIVES TRIAL BY JURY IN ANY
ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY
CONNECTED WITH THIS DEED OF TRUST OR ANY OF THE TRANSACTIONS
CONTEMPLATED HEREIN.

          23. All notices and other communications hereunder shall be given or made by telex, telegraph, telecopy or in writing or delivered to the intended recipient at its address set forth on Page 1 hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. All such communications shall be deemed to have been duly given when transmitted by telex or telecopy, delivered to the telegraph office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     IN WITNESS WHEREOF, the undersigned has executed this Deed of Trust and Assignment of Rents and Royalties, Security
Agreement and financing statement as of the month, day and year first above written.

                              "TRUSTOR"

                              ALTA GOLD CO., a Nevada corporation


                              By_________________________________
                              Title______________________________

STATE OF NEVADA     )
                     :ss.
COUNTY OF CLARK     )

     This instrument was acknowledged before me on April ___, 1997 by ___________________as __________________ of Alta Gold
Co., a Nevada corporation


                              ___________________________________
                              (Signature of Notary)

                            EXHIBIT A

                            EXHIBIT B

                            EXHIBIT C

                         PERMITTED LIENS

(A)Property described in the following financing statements on file on date hereof:


                                                                         COLLATERAL
 FILING OFFICE            SECURED PARTY          FILE NO.    FILE DATE   DESCRIPTION
Nevada Secretary    NERCO Exploration Company    91-10688    11/19/91    Escrow funds
of State

                    Cargill Leasing              95-08576    06/19/95    Equipment
                    Corporation (assigned to
                    Cargill Leasing
                    Receivables, LLC)

                    Cargill Leasing              95-12612    09/06/95    Equipment
                    Corporation (assigned to
                    Cargill Leasing
                    Receivables, LLC)

                    First National Bank of Ely   96-         3/  /96     Mill and
                                                                         equipment

                    Lyon Credit Corp.            96-06852    5/3/96      Equipment

                    Cargill Leasing              97-02722    2/18/97     Equipment
                    Receivables, LLC

                    Concord Commercial           96-09309    6/13/96     Equipment

Clark County        Gerald Metals, Inc.          Bk 960716   7/16/96     All assets
Recorder            (assigned to BHF Bank,       Inst 00621
                    etc.)

                    Gerald Metals, Inc.          Bk 950727   7/16/96     Equipment
                                                 Inst 01195


Elko County         Gerald Metals, Inc.          386760      6/12/96     All assets
Recorder            (assigned to BHF Bank        Bk 942
                    Akhiengelsellschaft)         Pg 164

Elko County         Gerald Metals, Inc.          366877      4/20/95     All assets
Recorder


Washoe County       Gerald Metals, Inc.          1887690     9/24/95     All assets
Recorder

White Pine          Gerald Metals, Inc.          Bk 235      4/21/95     All assets
County Recorder                                  Pg 583


(B) Purchase money security interests in property acquired after the date hereof.

(C) Liens imposed by any governmental authority for taxes, assessments or charges not yet due.

(D) Liens with respect to the Griffon Mine securing indebtedness not to exceed Two Million Dollars ($2,000,000) in the aggregate at any time and incurred in connection with equipment financing.